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                       CONSULTING AND NONCOMPETITION AGREEMENT


    THIS CONSULTING AND NONCOMPETITION AGREEMENT (the "Agreement") is made as
of the      day of           , 1997, by and among David B. Garvin ("DBG"),
AFFINITY GROUP, INC., a Delaware corporation ("AGI"), and CAMPING WORLD, INC., a Kentucky corporation (the "Company").

                              R E C I T A L S

    WHEREAS, pursuant to that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of February 25, 1997, AGI is purchasing all of the issued and outstanding shares of capital stock of the Company (AGI, the Company and any affiliated entity to which the assets and liabilities of the Company are subsequently transferred are hereinafter referred to individually as a "Company Party" and collectively as the "Company Parties"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Stock Purchase Agreement; and

    WHEREAS, DBG possesses confidential information, trade secrets and special knowledge of the Company, the Business and the Assets; and

    WHEREAS, the execution by DBG of this Agreement is a condition precedent to the obligation of AGI to consummate the transactions contemplated under the Stock Purchase Agreement; and

    WHEREAS, benefits will accrue to DBG under this Agreement as well as by reason of the closing of the transactions contemplated under the Stock Purchase Agreement and DBG is desirous that such transactions be consummated;

    NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. CONSULTING SERVICES. During the Covenant Period (as defined below), DBG will be available at reasonable times upon reasonable notice to advise the Company Parties and consult with senior management regarding the Business. DBG also agrees to the use of his name and likeness in any mail order catalogs distributed by the Company Parties during the first five years of the Covenant Period. After the first five years of the Covenant Period, the services of DBG hereunder shall be as mutually agreed upon between the parties hereto, and DBG shall be entitled to reimbursement for time and expenses as approved by the parties hereto in advance of the provision of such services by DBG. In addition, in the event that any Company Party takes or fails to take any action that in DBG's sole discretion might adversely affect DBG's image and reputation, then DBG may thereafter restrict or prohibit the use of his name and likeness by the Company Parties.

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    2.   COVENANT NOT TO COMPETE.

         (a) COVENANT PERIOD. DBG hereby covenants that, for a period of fifteen (15) years from the date of this Agreement (the "Covenant Period"), DBG shall not, directly or indirectly, be engaged or have an ownership interest in any business that is in competition with or that would result in a conflict of interest with the Company Parties or the development, marketing, provision, installation or sale by the Company Parties of the products or services being developed, marketed, provided, installed or sold by the Company Parties as of the date of this Agreement, including, but not limited to, club memberships to selected recreational affinity groups, specialty retail recreational vehicle merchandise distributed primarily through retail supercenters and mail order catalogs, and subscription magazines and directories; provided, however, that ownership by DBG of less than five percent (5%) of the issued and outstanding capital stock of any corporation whose securities are listed on a national securities exchange or are regularly included in the national list of over-the-counter securities from time to time published in a newspaper or other general publication shall not be deemed to violate the prohibitions of this paragraph; and further, provided, that upon the expiration of the first five years of the Covenant Period, the provisions of this Section 2(a) shall only be construed to prohibit DBG from engaging in the activity described herein in North Dakota and South Dakota.

         (b) NO INTERFERENCE WITH EMPLOYEES. DBG agrees that during the first five years of the Covenant Period, DBG will not offer employment to, discuss the nature of any prospective employment opportunities with, or otherwise solicit any employee of any Company Party (or any person who was an employee of a Company Party within 180 days of the date hereof) on DBG's own behalf or on behalf of any entity with which DBG is acting as a consultant or with which DBG is then otherwise affiliated.

         (c) DISCLOSURE. DBG agrees that he will not at any time disclose to any person, partnership or other entity who or which is in competition with the Company Parties, any confidential information or trade secrets of the Company Parties, the contents of any customer lists of the Company Parties or the general needs of the customers or other contracting parties with the Company Parties, provided, however, the foregoing shall not prevent DBG from responding to the request of a governmental agency or pursuant to court order or as otherwise required by law nor from disclosing information obtained by DBG from a third party without violation of this Agreement or information otherwise in the public domain.

    3. CONSIDERATION. In consideration of the covenants and agreements of DBG contained herein, the Company Parties shall pay to DBG the following amounts, all of which shall be paid by wire transfer of immediately available funds to an account specified by DBG:

         (a)  $3,500,000, payable upon execution of this Agreement;

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         (b)  $6,500,000, on the fifth anniversary of the date of this
Agreement; and

         (c) Interest on the outstanding balance of the amount payable pursuant to subsection (b) above at the rate of 10% per annum, such interest to be paid annually on each anniversary of the date of this Agreement until such amount has been paid in full.

         (d) The amount payable hereunder may be prepaid in whole or in part at any time by the Company Parties in their sole discretion. In the event of any prepayment of the entire balance due hereunder, the amount due and payable by the Company Parties shall be as follows:

              (i) If the full prepayment occurs on or before the date that is 30 days after the date hereof, the full prepayment amount shall be $6,000,000, plus accrued interest pursuant to subsection (c) above.

              (ii) If the full prepayment occurs on a date that is more than 30 days after the date hereof, the amount due and payable thereafter shall increase by $8,333.33 for each month (pro rated for any part thereof) after the date that is 30 days after the date hereof until the amount due hereunder is paid in full.

    4. OFFSET RIGHTS. Any payments due and not yet paid hereunder shall be subject to setoff for claims of AGI for breaches by the Sellers of their covenants, representations or warranties contained in the Stock Purchase Agreement. In the event of any claim by AGI for indemnity under the terms of the Stock Purchase Agreement, payments due under this Agreement shall be reduced by the amount of such claim (as finally determined by litigation or otherwise), effective as of the date on which such claim was made.

    5. HEALTH CARE BENEFITS. During the first year of the Covenant Period, DBG shall be entitled to participate in the Company's health insurance plan on the same terms as the employees of the Company.

    6. DEFAULT. In the event that the Company Parties should default in the payment of any amount due under Section 3, then the amount due shall bear interest from the date of default at the rate per annum of 10% in excess of the rate identified from time to time in the WALL STREET JOURNAL as the prime rate of interest, but not to exceed the highest maximum rate allowable under applicable law.

    7.   MISCELLANEOUS.

         (a) The invalidity or unenforceability of any provision of this Agreement or the application thereof to any person or circumstance shall not affect or impair the validity or enforceability of any other provision or the application of the first provision to any other person or circumstances. Any provision of this Agreement that might otherwise be invalid or

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unenforceable because of contravention of any applicable law, statute or governmental regulation shall be deemed to be amended to the extent necessary to remove the cause of such invalidation or unenforceability and such provision as so amended shall remain in full force and effect as a part hereof.

         (b) This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws rules.

         (c) This Agreement may not be assigned by DBG or the Company Parties without the prior written consent of the other parties. This Agreement and the rights and the obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         (d) The Company Parties acknowledge that the benefits to be derived from DBG's covenants under this Agreement will be realized for all periods during which payments are due hereunder notwithstanding the death, disability or incapacity of DBG, and therefore, the obligation of the Company Parties to make payments hereunder shall continue regardless of the death, disability or incapacity of DBG. In such event, any payments due hereunder shall be made to DBG's legal representative.

         (e) This Agreement, together with the Stock Agreement and the agreements, documents and instruments delivered in connection therewith embodies the entire agreement of the parties hereto relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon any party hereto unless made in writing and signed by such party.

         (f) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                             /s/  David B. Garvin
                             --------------------------------------
                                  DAVID B. GARVIN


                             AFFINITY GROUP, INC.



                             By:     [illegible]
                                -----------------------------------
                             Its:    [illegible]
                                 ----------------------------------

                             CAMPING WORLD, INC.



                             By:     [illegible]
                                -----------------------------------
                             Its:    [illegible]
                                 ----------------------------------



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